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                                                                    Exhibit 10.4

                        STORAGE AND THROUGHPUT AGREEMENT

         AGREEMENT, effective as of August 20, 1993, between Statia Terminals N.V., a corporation duly incorporated in the Netherlands Antilles, (the "Terminal Company") with offices at St. Eustatius, Netherlands Antilles, and ********** a corporation duly incorporated in ********** (the "User") with offices at **********.

         The User desires the Terminal Company to supply to it, and the Terminal Company desires to supply to the User, certain rights, services and facilities in connection with the storage and transfer by the User of Commodities at the Terminal Company's terminal located at St. Eustatius, Netherlands Antilles.

         Accordingly, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. When used in this Agreement, the following terms have the following meanings:

* Asterisks indicate redacted language that has been granted confidential treatment pursuant to Section 552(b)(4) of the Freedom of Information Act. 5 U.S.C. ss. 552(b)(4) (1996); See 17 C.F.R. ss. 200.80(b)(4)
         (1996).

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         "Additional Facilities" means the facilities described in Section 2.2 of this Agreement **********.

         "API Gravity" or "API" means the petroleum industry term for density of petroleum liquid expressed in API units. This density is obtained by means of simultaneous hydrometer and temperature readings, equated to, and expressed at 60 degrees Fahrenheit.

         "Additional Services" means any service or services other than those services expressly required pursuant to the terms and conditions of this Agreement or the Terminal Regulations and which shall only be provided at the written request of User, and after acceptance by Terminal Company, at
**********.

         "Automatic Sampler" means a device installed in a flow and automatically controlled so as to extract a representative sample of the flow.

         "Barrel" means 42 U.S. gallons of 231 cubic inches each at 60 degrees Fahrenheit.


         "Berth #1" means the south tanker berthing facilities capable of safely berthing and mooring vessels from 20,000 to 150,000 SDWT.

         "Berth #2" means the north tanker berthing facilities capable of safely berthing and mooring vessels from 30,000 to 80,000 SDWT.

         "Book Entitlement" means Book Inventory minus Contract Loss expressed in Net Standard Volume.

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         "Book Inventory" means the total of all volumes of User's Commodities received by the Terminal minus the total of all volumes of User's Commodities delivered by the Terminal expressed in Net Standard Volume. Book Inventory determination excludes Dock-to-Dock Transfer and ********** volumes handled by the Terminal.

         "Commodities" means **********.

         "Commodity Transfer" means any physical movement of Commodities involving use of any Facilities including, without limitation, Dock-to-Dock Transfer, **********, and Tank-to-Tank Transfer.

         "Common Facilities" means the facilities described in Section 2.1 of this Agreement.

         "Completion Notice" means a notice given by Terminal Company specifying an anticipated Operational Date which shall be given not less than ninety (90) days prior to such anticipated Operational Date specified in such notice.

         "Composite Sample" means a sample comprised of proportional portions from samples drawn from each tank of tankships or shore tanks.

         "Contract Loss" means the product of the volume of Commodities received into Dedicated Storage expressed in Net Standard Volume and **********.

         "Dedicated Storage" means the tankage at the exclusive disposal of the User pursuant to the provisions of this Agreement.

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         "Delivery Point" means the point at which the Terminal's loading line or arm connects with a receiving tankship's manifold connection or, in the case of Tank-to- Tank Transfers, the flange connection for the delivering tank.

         "Dock-to-Dock Transfer" means the transfer of Commodities from one tankship to another tankship by use of Berth #1 and Berth #2 and other Common Facilities.

         "Excess Loss" means Terminal Loss in excess of Contract Loss.


         "Excess Throughput" means Throughput Volume during one calendar month, expressed as Net Standard Volume, in excess of ********** Barrels.

         "Excess Throughput Charge" means USD ********** per Barrel, or the amount resulting from the application of Section 5.4.

         "Facilities" means the Common Facilities and the Additional Facilities.

         "Force Majeure Event" means (i) any event which can be proven to be beyond the reasonable control of the parties hereto, including, without limitation, forces of nature, perils of the sea, shipwrecks, acts of God, acts of government or any governmental authority or agent thereof, arrests and restraints of governments and people, strikes, lockouts, quarantines, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms or storm warnings, floods, washouts, wars, civil or military disturbances or interferences, acts of terrorism, explosions, breakage or accident to the Terminal, and the breakage of pipes; or (ii) any other cause or causes, which may impair or otherwise affect the ability of the Terminal Company or User to perform their respective obligations hereunder or under the Terminal Regulations, whether of the kind

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herein enumerated or otherwise; provided, that any cause of such force majeure shall not have been caused by or reasonably within the control of the party claiming such force majeure, and which, by the exercise of due diligence, such party shall not have been able to prevent or overcome.

         "Force Majeure Period" means any period during which a Force Majeure Event is in effect.

         "Free Water" means the quantity of water resulting from measurements with paste or interface detector, i.e. not entrained water present in oil.

         "Gross Standard Volume" or "GSV" means tire total volume of all petroleum liquids and S&W, excluding Free Water, corrected to standard temperature and pressure.

         "LIBOR Based Rate" means a rate equal to the one month United States Dollar interbank offered rate offered to the National Westminster Bank at 11:00 a.m., London, England, time, on the day on which payment was due, **********.

         "Loading Facilities" means the facilities described in Section 2.1(e) of this Agreement.

         "Minimum Monthly Charge" means USD ********** per month, or the amount resulting from the application of Section 5.4.

         "Net Standard Volume" or "NSV" means the total volume of all petroleum liquids, Excluding S&W and Free Water corrected to standard temperature and pressure.

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         "Operational Date" means (i) the date ********** after a written notice specifying the first such date from Terminal Company to User on which the Additional Facilities, or a portion thereof consisting of **********, and (ii) the subsequent date, if any, upon which the balance of the Additional Facilities become available for Commodity Transfer but not later than: **********; provided however, that unless otherwise specified, the term "Operational Date" shall mean the date on which the Additional Facilities, or the portion referenced above, first become available for Commodity Transfer.

         "Person" means any individual, corporation, company, partnership, joint venture, association, firm, estate, trust, or other entity.

         "Physical Inventory" means the volume of Commodities held by the Terminal for User's account including User's non-accessible tank bottoms and pipeline contents as determined by a qualified independent inspector at a specified time.

         "Price Index" means **********.

         "Receiving Facilities" means that portion of the Facilities described in Section 2.1(d) of this Agreement.

         "SDWT" means summer deadweight.

         "Sediment and Water" or "S&W" means non-hydrocarbon materials which are entrained in Commodities. Materials may include sand, clay, rust, unidentified particulates, and immiscible water.

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         "Services" means the rights and services to be provided by Terminal
Company to User and more fully described in Article III hereof.

         **********

         "Tank-to-Tank Transfer" means the transfer of Commodities to or from Dedicated Storage or any third party's storage.

         "Term" means the period of time specified in Article IV of this Agreement.

         "Terminal" means the crude oil and other refined petroleum product storage and transshipment facilities of Terminal Company and subsequent additions thereto, if any, located at St. Eustatius, Netherlands Antilles, including, without limitation, land, jetties, moorings, docks, wharves, storage tanks, loading and discharging lines, pumps, and all other facilities necessary or useful in connection with the performance of the Services during the Term.


         "Terminal Company" means Statia Terminals N.V., a corporation incorporated in the Netherlands Antilles.

         "Terminal Loss" means the Book Inventory minus Physical Inventory expressed in Net Standard Volume. Cleaning of tank bottoms or any actual physical loss due to fire, spillage, or another observable occurrence does not constitute a Terminal Loss.

         "Terminal Regulations" means Attachment I attached hereto and incorporated herein by this reference, or the latest revision of Attachment I as the same may be amended by Terminal Company from time to time at its sole discretion as if attached

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hereto and incorporated herein; provided, however, that if such amendment adversely affects User in any material way, such amendment shall be subject to approval by User.

         "Throughput Volume" means the volume of Commodities delivered into Dedicated Storage expressed as Net Standard Volume. Dock-to-Dock Transfer, ********** or Tank-to-Tank Transfer volumes and Free Water in excess of ********** of the Net Standard Volume delivered in any applicable month shall count as Throughput Volume.

         "Ton" means a long ton of 2,240 pounds.

         "Total Calculated Volume" or "TCV" means **********.

         "United States Dollars" or "USD" means lawful currency of the United States of America.

         "User" means **********.

         "Water (Cuts) Gauge" means the depth of water found above the strike point.

         "Working Inventory" means Physical Inventory excluding non-accessible tank bottoms and pipeline contents.

         "Contract Year", "year", "month", "day".

         (a) "Contract Year" means a period of 12 consecutive months, the first such period commencing on the Operational Date and ending at midnight on the day preceding the first anniversary of the Operational Date, and each subsequent period during the Term or any extension thereof commencing on each such anniversary of the

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Operational Date and ending at midnight on the day preceding the next subsequent anniversary of the Operational Date.

         (b)  "year" means a calendar year.

         (c)  "month" means a calendar month.

         (d)  "day" means a 24 hour calendar day.

                                   ARTICLE II
                                   FACILITIES

         2.1 Common Facilities. From and after the Operational Date, Terminal Company will make the following facilities (hereinafter the "Common Facilities") available to User for User's use in accordance with the terms of this Agreement and Terminal Regulations:

         (a)  Berth #1;

         (b)  Berth #2;

         (c)  **********;

         (d) The Receiving Facilities (including unloading arms, hoses, connectors, pumps, piping, and manifolding) capable of receiving Commodities from vessels moored at either the **********, Berth #1, or Berth #2 using ship's pumps and ship's power; and

         (e) The Loading Facilities (including loading arms, hoses, connectors, pumps, piping, and manifolding) capable of loading Commodities into vessels moored at either the **********, Berth #1, or Berth #2.

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         2.2 Storage Tanks. Except as otherwise provided in Articles V or VI, from and after the final Operational Date and continuing for the remainder of the Term, Terminal Company shall make available to User for User's exclusive use in accordance with the terms and provisions of this Agreement and the Terminal Regulations storage tanks having an aggregate nominal capacity of ********** Barrels of Dedicated Storage. Each tank shall be capable of storing Commodities and shall be connected with adequate piping and mixers.

         2.3 Ownership. Notwithstanding anything to the contrary contained in this Agreement, ownership of and title to all Facilities shall be and remain in Terminal Company, and User shall acquire no right, title, or interest therein except the right to use Facilities as per the terms of this Agreement and the Terminal Regulations.

                                   ARTICLE III
                             DESCRIPTION OF SERVICES

         3.1 Operation of Terminal. Except as otherwise provided in Articles V or VI, at all times subsequent to the Operational Date, and continuing for the remainder of the Term, Terminal Company shall maintain and operate the Facilities in accordance with the terms and provisions of this Agreement and the Terminal Regulations.

         3.2 Commodity Transfer. From and after the Operational Date, and continuing for the remainder of the Term, User shall have the right to store and transfer Commodities through the Terminal as follows:

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         (a) User shall have the right to deliver cargoes of Commodities to the
Terminal for storage and Commodity Transfer. Terminal Company shall store the Commodities in Dedicated Storage and redeliver the Commodities, subject to any Terminal Loss, if any, at a Delivery Point.

         (b) Notwithstanding anything to the contrary contained in this Agreement, it is mutually understood and agreed by and between Terminal Company and User that User may store only Commodities in the storage tanks.

         (c) If as a result of any Commodity Transfer, there is the reasonable probability that there will be a material improvement or degradation of the quality of any Commodity, Terminal Company shall give User written notice of the probability, and the Commodity Transfer shall not be made unless User approves in writing.

         3.3 Additional Services. In addition to the Services referred to above, Terminal Company shall during the Term use reasonable efforts to make arrangements, either directly or with independent contractors, for the supply of Additional Services. Any such Additional Services shall be supplied in accordance with this Agreement, the Terminal Regulations, and written instructions received from User. User will be responsible for the payment for any such Additional Services supplied.

                                      -11-


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                                   ARTICLE IV
                                TERM OF AGREEMENT

         4.1 Term. The initial Term of this Agreement shall commence on the Operational Date hereof and shall end at midnight on the day preceding the fifth anniversary of the Operational Date, subject to the provisions of Article VI of this Agreement.

         4.2 Additional Term. Provided User is not in Default under any of the terms, covenants, and provisions of this Agreement at the time of the exercise of the option granted pursuant to this Section 4.2, User is hereby granted an option to extend this Agreement for a period of five (5) years following the expiration of the initial Term hereof **********. The exercise of such option must occur on or before ********** but not more than **********, prior to expiration of the initial Term by User providing Terminal Company with written notice of User's election to exercise the option granted pursuant to this
Section 4.2.

                                    ARTICLE V
                    MONTHLY CHARGES - INVOICING AND PAYMENTS

         5.1 Minimum Monthly Charge. The User shall pay the Minimum Monthly Charge which shall be due and payable on the Operational Date and on the first day of each month thereafter during the Term and any additional term resulting from the exercise of the option granted pursuant to Section 4.2. The Minimum Monthly Charge

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shall be due and payable without regard to (i) whether Commodities are actually delivered to the Terminal by User, or any party on behalf of User, or (ii) the amount of any Commodities actually delivered to the Terminal. Where the Operational Date does not occur on the first day of the month, the first and last payment amounts shall be prorated by multiplying the Minimum Monthly Charge by the number of actual days of the applicable month falling within the Term divided by 30 days, and where the Operational Date at the beginning of the Term is for less than ********** Barrels, the payment amounts shall be prorated until the full ********** Barrels of storage capacity is available by, multiplying the Minimum Monthly Charge by a decimal fraction the numerator of which is equal to the number of Barrels of storage capacity which is available and the denominator is **********.

         5.2 Out of Service Adjustment. If at any time after the Dedicated Storage has reached at least, ********** Barrels, the Dedicated Storage available to User is reduced below ********** Barrels for a period of more than **********, the Minimum Monthly Charge for any month during which such period occurs shall be reduced by an amount determined by the formula as follows:
**********. Should Dedicated Storage be reduced below ********** Barrels for more than **********, the above formula will be modified to: **********.


         5.3 Excess Throughput Charge. In the event that the Throughput Volume of Commodities during one calendar month exceeds ********** Barrels, User shall pay the Excess Throughput Charge for each Barrel of Throughput Volume during the month

                                      -13-

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which is in excess of ********** Barrels during such month. Where the
Operational Date does not occur on the first day of the month, the Excess Throughput Charge shall apply for any partial month during the Term for all Barrels of Throughput Volume during such partial month in excess of the number of Barrels determined by multiplying ********** Barrels times the number of days of the applicable month falling within the Term divided by 30 days, and where the Operational Date at the beginning of the Term is for less than ********** Barrels, the Excess Throughput Charge shall apply, until the full ********** Barrels of storage capacity is available, for all Barrels of Throughput Volume in excess of the number of Barrels of storage capacity which is available during any month or portion thereof.

         5.4 Escalation of Charges. Effective as of January 1, 1996, and effective each January 1 thereafter during the Term, the Minimum Monthly Charge and the Excess Throughput Charge shall each be increased, but not reduced, to an amount equal to the product of such charge times a decimal fraction, the numerator of which shall be the Price Index as of the day prior to such January 1 and the denominator shall be the Price Index as of December 31, 1994. The escalation calculation shall be made by Terminal Company at such date subsequent to the applicable January 1 as the Price Index as of the day prior to such applicable January shall be available. Upon completion of the escalation calculation, Terminal Company shall invoice User for all amounts in excess of the Minimum Monthly Charge or Excess Throughput Charge previously paid for all such months, or portions thereof, since the immediately preceding January 1 for which

                                      -14-

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the escalation calculation was made. User shall pay Terminal Company interest at the ********** for all amounts in excess of the Minimum Monthly Charge or Excess Throughput Charge previously paid for all such months, or portions thereof, until such amounts are paid.

         5.5 Invoices for Charges. Terminal Company shall prepare and submit to User an invoice or invoices with appropriate supporting detail for all applicable charges. Each such invoice shall be sent by telex or facsimile transmission to User at the number or numbers set forth in Section 12.4 as such number or numbers may be from time to time changed by a notice given in accordance with such Section. Any amount required to be paid to Terminal Company pursuant to this Agreement or the Terminal Regulations shall be effected in United States Dollars by telegraphic transfer to Terminal Company's bank no later than ********** after transmission of a telex or facsimile invoice subject to the provisions of Section 5.6.


         5.6 Payments to the Terminal Company. Payments due on a Saturday shall be paid on the Friday before, and payments due on a Sunday shall be paid on the following Monday. Payments due on a holiday observed by major U.S. banks shall be paid on the preceding day except when the holiday falls on a Monday and in that instance payment is due on the following business day.

         5.7 Interest on Payment Due. Any amount due pursuant to this Agreement or the Terminal Regulations and not paid when due shall bear interest from the date due through the date of payment at the **********. Such payments of interest shall be

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made in the full amount due, free of any withholding tax imposed by any government. Payment instructions shall be included in the telex or facsimile invoice.

                                   ARTICLE VI
                             EXCUSED NON-PERFORMANCE

         6.1 Non-Compliance. Terminal Company reserves the right to reject any and all Commodities tendered for Commodity Transfer which are not in compliance with any applicable provision of this Agreement, including the Terminal Regulations.

         6.2 Disputes over Commodities. Commodities which are in any way involved in litigation other than a general average or salvage claim, or the ownership of which may be in dispute, or which are encumbered by a lien or charge of any kind, shall not be accepted for Commodity Transfer.

         6.3 Notice of Force Majeure Event. Upon the occurrence of any Force Majeure Event, the party claiming such force majeure shall immediately give the other party notice of the Force Majeure Event, but in any event, such notice shall be given within 10 days of the occurrence of the Force Majeure Event; provided, however, that if the Force Majeure Event results in the total loss or material damage to any portion of the Facilities, Terminal Company shall give notice of the Force Majeure Event within 72 hours of its occurrence.

         6.4 Rights and Obligations with Respect to Force Majeure. If as a result of a Force Majeure Event Terminal Company or User fails or omits to carry out or observe any of the terms or conditions of this Agreement or of the Terminal

                                      -16-

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Regulations to be carried out or observed by it, such failure or omission shall not be deemed a breach of this Agreement or of the Terminal Regulations; provided, however, that except as specifically provided in Section 6.4 hereof, in no such event shall the User be released from its obligations to make any and all payments due hereunder, including, without limitation, the ********** payment during any Force Majeure Period.

         6.5 Substitution of Space and Termination. If as a result of any Force Majeure Event, there is a partial loss of Dedicated Storage capacity in the Terminal so that the Terminal Company cannot provide ********* Barrels of Dedictaed Storage, then the following shall apply:

         (a) Terminal Company shall have the right to substitute within ********** other suitable Dedicated Storage capacity, and this Agreement shall continue in full force and effect. It is agreed between Terminal Company and User that the substitution of other Dedicated Storage shall not have a material adverse impact on User's cost of using the Terminal.

         (b) If, after application of Section 6.5(a), the available Dedicated Storage capacity is less than ********** Barrels for a continuous period of **********. User shall have the option to terminate this Agreement upon ********** written notice to Terminal Company.

         (c) If, after application of Section 6.5(a), the available Dedicated Storage capacity is less than ********** Barrels, Terminal Company shall, within **********,

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give in writing notice (the "Restoration Notice") to User as to Terminal
Company's plans to restore the available Dedicated Storage capacity to a least ********** Barrels and the anticipated time required for such restoration. If the anticipated time required for such restoration is in excess of ********** after the Restoration Notice, User shall have ********** after receipt of the Restoration Notice in which to make an election in writing to terminate this Agreement or for this Agreement to continue in full force and effect, and failing such election within such ********** period, this Agreement shall continue in full force and effect.

                                   ARTICLE VII
                       LIABILITY, RISK, CUSTODY AND CLAIMS

         7.1 Liability of the User. The User shall defend and indemnify and in all cases be liable to Terminal Company for any damage, loss, or liability suffered or incurred by Terminal Company on account of the injury to or death of persons or damage to or destruction of Terminal Company's or any third party's property (including government property and public property) which is caused by the negligence or willful misconduct of or omission of User, its agents, or employees which arises from or out of the delivery by User of Commodities which do not meet the normal specification for **********; and User shall hold harmless, indemnify, and defend Terminal Company from and against any and all claims, suits, liabilities, and expenses on account of such injury, death, damage, or destruction so arising.

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

         7.2 Liability of the Terminal Company. Excluding any and all loss of or damage to any of the Commodities, which loss or damage shall be covered exclusively by the provisions of Section 7.3 hereof, Terminal Company shall defend and indemnify and in all cases be liable to User for any damage, loss, or liability suffered or incurred by User on account of the injury to or death of persons or damage to or destruction of User's or any third party's property which is caused by the negligence or willful misconduct of or omission of Terminal Company, its agents, or employees, and Terminal Company shall hold harmless, indemnify, and defend User from and against all claims, suits, liabilities, and expenses on account of any such injury, death, damage, or destruction so arising.

         7.3 Risk of Loss of Commodities. Terminal Company shall be liable to User for any loss of (without deduction of the Contract Loss) or damage to the Commodities owned by or held in the name of User while in Terminal Company's custody, provided such damage, loss, or liability arose from the negligence or willful misconduct of Terminal Company, its agents, or employees. Terminal Company shall be responsible for and bear the cost of insuring the Commodities against all risks of loss or damage. For the purposes of such insurance, Terminal Company shall give to User all such information as User may reasonably require.

         7.4 Claims. Without limiting any other provision of this Agreement except as expressly provided by this Section 7.4, neither party shall have any liability arising out of or in connection with this Agreement unless the party having such claim (the

"Claiming Party") gives written notice in accordance with the provisions of
Section 12.4 hereof in reasonable detail within 30 days after the date the Claiming Party obtains knowledge of the transaction or occurrence giving rise thereto, but in no event more than 90 days from the date of such transaction or occurrence.

         7.5 Consequential Damages. Notwithstanding any other provision of this Agreement, under no circumstance shall either Terminal Company or User be liable to the other for any special, indirect, incidental, or consequential loss or damage of any nature whatsoever, irrespective of whether claims or actions for such loss or damage are based upon contract, warranty, tort (including negligence), strict liability, or otherwise.

                                  ARTICLE VIII
                                 LOSS ALLOWANCE

         8.1 Measurements. Volume measurements for all Commodities and Free Water shall be carried out in accordance with acceptable industry practice and as specified in Articles 10 and 11 of the Terminal Regulations. All volume determinations shall be to the nearest Barrel and all monetary calculations shall be to 3 decimal points.


         8.2 Excess Loss. Subject to Section 7.3 and other provisions of this Agreement regarding losses, Terminal Company shall be liable to User for any Excess Loss. Any liability of Terminal Company to User for an Excess Loss shall be calculated and settled at the ********** during the Term and any extensions thereof by Terminal Company replacing such Excess Loss in kind on or before the end of the month

                                      -20-

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following the ********* or paying to User the fair market value for the applicable Commodities as of the **********. All Terminal Loss incurred up to the allowed Contract Loss shall be for User's account, and Terminal Company shall have no liability whatsoever for such Contract Loss.

         8.3 Determination of Excess Loss. Determination of the amount of any Excess Loss shall be made based upon quantities reported by the Terminal Company on a monthly Inventory Movement Report. Such report shall indicate the receipts, deliveries, and Physical Inventory amounts, all verified by independent inspectors, along with Book Inventory, Book Entitlement, Terminal Loss, Working Inventory, Contract Loss, and Excess Loss for each grade of Commodity expressed in net Barrels. The format for the Inventory Movement Report shall be that shown in Attachment II.

                                   ARTICLE IX
                          TERMINATION RIGHTS; REMEDIES

         9.1 Termination Rights. During the Term either party (the "Notifying Party"), without prejudice to its other rights, may terminate this Agreement by giving to the other party (the "Defaulting Party") not less than 30-days' prior written notice in the event that the Defaulting Party:

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

         (a) Files a voluntary petition in bankruptcy or a voluntary petition for readjustment of its debt or for other similar relief under any applicable bankruptcy or insolvency act or law;

         (b)  Makes an assignment for the benefit of creditors;

         (c) Is adjudicated as bankrupt or insolvent and such adjudication continues for 60 days after the entry thereof undismissed, unbonded, or undischarged; or

         (d) Fails in its performance of such material obligation hereunder and fails to remedy such default within 30 days after receipt of notice thereof from the Notifying Party.

         9.2 Arbitration of Right to Terminate. If the Defaulting Party requests arbitration pursuant to Article XI hereof in respect of the Notifying Party's right to terminate pursuant to Section 9.1 hereof, and such request is made within 10 days of the purported effective date of any notice of termination, such termination shall be effective only if sustained in the arbitration proceedings.

         9.3 Conditions Precedent. The rights and obligations of Terminal Company shall be subject to the satisfaction, within ********** after the date of signature of this Agreement, or such additional period of time as shall be mutually acceptable to Terminal Company and User, of the conditions precedent as follows:

         (a) Terminal Company shall have obtained any and all applicable permits or other permission required or necessary for the installation of the ********** at a

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location acceptable to Terminal Company and the continued installation and maintenance of the ********** at such location;

         (b) Terminal Company shall have obtained an opinion from an expert satisfactory to Terminal Company to the effect that the ********** can be situated and secured to the ********** at the location specified in Section 9.3(a), Section 9.3(c) without the necessity of undertaking extraordinary measures to ********** to the **********; and

         (c) Terminal Company shall have obtained any and all applicable permits or other permission required or necessary for the construction of the Additional Facilities at the Terminal.

         9.4 Failure of Condition. Terminal Company shall use its best efforts to satisfy the conditions precedent specified in Section 9.3 hereof within the time periods specified. Upon the inability of Terminal Company to satisfy any one or more of the conditions precedent specified in Section 9.3 hereof within the time period specified therein, Terminal Company shall give User written notice of such inability and this Agreement shall be null and void ab initio and of no further force or effect, unless Terminal Company and User mutually agree upon a method to cure the inability of Terminal Company to satisfy such condition or conditions precedent within 30 days after Terminal Company has given User such notice. In such event, neither party hereto shall have any claim against the other for any damage, cost, loss, or expense of any nature whatsoever, and each party to this Agreement hereby expressly releases and waives any and all such claims.

                                    ARTICLE X
                   ASSIGNMENT AND THIRD PARTY USE OF TERMINAL


         10.1 Assignment. Neither party to this Agreement shall have the right to assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the express written consent of the other party. Such consent shall not be unreasonably withheld by Terminal Company or User.

                                   ARTICLE XI
                                   ARBITRATION

         11.1 Arbitration. Any dispute between the parties to this Agreement concerning the meaning or effect of this Agreement, or the rights or liabilities of the parties hereunder, or any matter arising out of the same or connected therewith, shall, unless otherwise specifically provided herein, be finally settled by arbitration in New York City, New York, United States of America, in accordance with the International Arbitration Rules of the American Arbitration Association ("Rules") by three arbitrators, one of which shall be appointed by each of the parties. Each party shall appoint an arbitrator to be appointed by it within 15 days following any demand by either party for arbitration, and if either party shall fail to so appoint the arbitrator to be appointed by it, its arbitrator shall promptly be appointed by the American

Arbitration Association. The third arbitrator shall be appointed by the two arbitrators so appointed. If the said two arbitrators fail for any reason to appoint a third arbitrator within 60 days following their appointment, the third arbitrator shall be appointed in accordance with the Rules. Judgement upon any award rendered by the arbitrators may be entered in any appropriate court and/or any court having jurisdiction of the party against whom enforcement thereof is sought. Neither the existence of any dispute nor the pendency of any arbitration hereunder shall excuse either party from performance under this Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Terminal Regulations. In the event of any difference or conflict between this Agreement and the Terminal Regulations, the terms, conditions, and definitions of this Agreement shall prevail.

         12.2 Waiver. No benefit or right accruing to either party shall be waived unless the waiver is reduced to writing and signed by both parties. No waiver by either party of any provision of this Agreement shall be construed as a waiver of any other provision, nor shall a waiver of any one default be construed as a waiver of any other prior or subsequent like or different default.

         12.3 Authority. Each of the parties hereto represents and warrants to the other that:

         (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the terms and provisions hereof;

         (b) There is no action, proceeding, or investigation pending or threatened, and no term or provision of any charter, by-law, mortgage, indenture, contract, agreement, instrument, judgement, decree, order, statute, rule, or regulation which in any way prevents or interferes with or adversely affects the entering into by it, or the carrying out by it, of any of the terms or provisions of this Agreement;

         (c) No approval of any governmental body is required for carrying out this Agreement;

         (d) The execution and delivery hereof has been duly authorized by all necessary corporate action of such party and that this Agreement constitutes the valid and binding obligation of such party; and

         (e) Each of the parties hereto agrees to provide, within 30 days after the date of signature of this Agreement, such evidence as the other party shall reasonably request supporting the representations and warranties of this Section, and User shall provide to Terminal Company documents reasonably acceptable to Terminal Company evidencing User's ability to meet the financial obligations of User pursuant to this Agreement.

         12.4 Notices.

         (a) Manner of Giving Notices. To the extent that either party is required by this Agreement to give notice to the other party in respect of any claim or dispute, or of the exercise of any right or option under this Agreement, such notice shall be sufficiently given if sent by cable, telex or facsimile to:

                  i.       the User at its address, namely:

                                    **********

                           with copies to

                                    **********

                  ii.      The Terminal Company at its telex address, namely:

                                    Statia Terminals N.V.
                                    P.O. Box 170
                                    St. Eustatius, N.A.
                                    Telex: 8029
                                    Facsimile:  2259


and confirmed by the originating party by registered letter sent by first class mail to the other party at the relevant address stated above or to such other address as shall be furnished to the other party hereto in writing.

         (b) Sufficiency of Notices. Notices to either party pursuant to the Terminal Regulations and other similar, or dissimilar, notices under this Agreement shall be sufficiently given if sent by cable, telex, or facsimile to the relevant party at its address as stated in Section 12.4(a) hereof. All such notices, including but not limited to any notice pursuant to Section 12.4(a) hereof, shall be deemed to have been received at the time sent by the sending party if sent during normal business hours at the receiving location, or if not sent during such normal business hours, at 9 a.m. on the next business day of the receiving party.

         12.5 Governing Law. This Agreement shall be interpreted in accordance with the law of the State of New York, United States of America, applicable to agreements made and to be performed entirely within such State without regard to any conflict of laws provision or case law of the State of New York which would otherwise cause the application of the law of any other jurisdiction.

         12.6 Entirety; Execution. This Agreement (including the Terminal Regulations) comprises the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior representations and understandings between the User and the Terminal Company concerning the subject matter or in consideration hereof. Neither this Agreement nor any subsequent agreement amending, supplementing, or terminating this Agreement shall be binding on either the User or the Terminal Company unless and until it has been executed by their respective duly authorized representatives.

         12.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals, as of the day first herein specified.

STATIA TERMINALS N.V.                                **********

By:                                                  By:
   -----------------                                    ------------------
    Title:                                               Title:

                                  ATTACHMENT I

                              TERMINAL REGULATIONS
                              FOR STATIA TERMINALS

                                    ARTICLE 1

                                     General

         1.01 Statia Terminals, N.V. a Netherlands Antilles Corporation, hereinafter referred to as Statia, shall carry out the handling of Commodities at the Terminal in accordance with these Terminal Regulations.

         1.02 These Regulations shall in part determine the relations between Statia and the User with respect to the services rendered. User's use of the Terminal shall, at all times, be governed by and be in accordance with the provisions of these Terminal Regulations and any other written and/or telex agreements between User and Statia.

         1.03 In order to keep these Regulations adapted to operating conditions existing from time to time, Statia shall be entitled, at any time and from time to time, to add or change these Regulations at its sole discretion; provided however that such amendment affects User, such amendment shall be subject to approval by the User. Any such amendment shall take effect ten (10) days after the revised Regulations are received by User, unless the amendment itself defines another date of effectiveness.

         1.04 In the event of any difference or conflict between these Terminal Regulations and the Storage and Throughput Agreement between Statia and the User ********** the terms, conditions, and definitions of the Agreement shall prevail.

                                    ARTICLE 2

                                   Definitions

         The following terms shall have the meanings specified below unless the context otherwise requires:

         "Additional Facilities" means the facilities described in Section 2.2 of the Agreement and the **********.

         "API Gravity" or "API" means the petroleum industry term for density of petroleum liquid expressed in API units. This density is obtained by means of simultaneous hydrometer and temperature readings, equated to, and expressed at 60 degrees Fahrenheit.


         "Agreement" when used in conjunction with a section number or article number, means the correspondingly numbered section or article of the Storage and Throughput Agreement effective as of August 20, 1993, between Statia and the User and not a section or article of these Terminal Regulations.

         "Automatic Sampler" means a device installed in a flow and automatically controlled so as to extract a representative sample of the flow.

         "Barrel" means 42 U.S. gallons of 231 cubic inches each at 60 degrees Fahrenheit.

         "Berth #1" means the south tanker berthing facilities capable of safely berthing and mooring vessels from 20,000 to 150,000 SDWT.

         "Berth #2" means the north tanker berthing facilities capable of safely berthing and mooring vessels from 30,000 to 80,000 SDWT.

         "Blending" means the process whereby Commodities of one type are mixed with one or more Commodities of another type in specified proportions.

         "Book Entitlement" means Book Inventory minus Contract Loss expressed in Net Standard Volume.

         "Book Inventory" means the total of all volume of User's Commodities received by the Terminal minus the total of all volume of User's Commodities delivered by the Terminal expressed in Net Standard Volume. Book Inventory determination excludes Dock-to-Dock Transfer volume handled by the Terminal.

         "Calendar Year" means twelve (12) consecutive months beginning January
1.

         "Clingage" means that which is adhered to the inner surface and structure of a tank after having been emptied.

         "Common Facilities" means the facilities described in Section 2.1 of this Agreement.

         "Commingled Storage" means a system whereby the User's Commodities are stored together with the like Commodities of other Users in the same tank space, without distinction as to grade.

         "Commodities" means ********** and products as may be mutually agreeable between the User and the Terminal Company, Terminal Company's consent not to be unreasonably withheld. As used in this Agreement, the word "Commodities" includes S&W when referring to gross quantities but does not include S&W when referring to net quantities.

         "Commodity Transfer" means any physical movement of Commodities from one location to another involving use of any Facilities including, without limitation, Dock- to-Dock Transfer, **********, and Tank-to-Tank Transfer.

         "Completion Notice" means a notice given by Terminal Company specifying an anticipated Operational Date which shall be given not less than ninety (90) days prior to such anticipated Operational Date specified in such notice.

         "Completion Notice Date" means the date, not later than September 1, 1994, on which the Completion Notice is given by the Terminal Company.

         "Composite Sample" means a sample comprised of proportional portions from samples drawn from each tank of Tankships or shore tanks.

         "Contract Loss" means the product of the volume of Commodities received into Dedicated Storage expressed in Net Standard Volume and point **********.

         "Contract Year", "year", "month", "day".

         (a) "Contract Year" means a period of 12 consecutive months the first such period commencing on the Operational Date and ending midnight on the day preceding the first anniversary of the Operational Date, and each subsequent period during the Term or any extension thereof commencing on each such anniversary of the Operational Date and ending at midnight on the day preceding the next subsequent anniversary of the Operational Date.

         (b) "year" means a calendar year.

         (c) "month" means a calendar month.

         (d) "day" means a 24 hour calendar day.

         "Dedicated Storage" means the tankage at the exclusive disposal of the User pursuant to the provisions of this Agreement.

         "Delivery Point" means the point at which the Terminal's loading line or arm connects with a receiving tankship's manifold connection or in the case of Tank-to-Tank transfers, the flange connection for the delivering tank.

         "Dock-to-Dock Transfer" means the transfer of Commodities from one tankship to another tankship by use of Berth #1 and Berth #2 and other Common Facilities.

         "Excess Loss" means User's Terminal Losses in excess of Contract Loss.

         "Excess Throughput" means Throughput Volume during one calendar month, expressed as Net Standard Volume, in excess of ********** Barrels.

         "Facilities" means the Common Facilities and the Additional Facilities.

         "Force Majeure Event" means (i) any event which can be proven to be beyond the reasonable control of the parties hereto, including, without limitation, forces of nature, perils of the sea, shipwrecks, acts of God, acts of government or any governmental authority or agent thereof, arrests and restraints of governments and people, strikes, lockouts, quarantines, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms or storm warnings, floods, washouts, wars, civil or military disturbances or interferences, acts of terrorism, explosions, breakage or accident to the Terminal, and the breakage of pipes; or (ii) any other cause or causes, which may impair or otherwise affect the ability of the Terminal Company or User to perform their respective obligations hereunder or under the Terminal Regulations, whether of the kind herein enumerated or otherwise; provided, that any cause of such force majeure shall not have been caused by or reasonably within the control of the party claiming such force majeure, and which, by the exercise of due diligence, such party shall not have been able to prevent or overcome.

         "Force Majeure Period" means any period during which a Force Majeure Event is in effect.

         "Free Water" means the quantity of water resulting from measurements with paste or interface detector, i.e. not entrained water present in oil.

         "Gross Standard Volume" or GSV" means the total volume of all petroleum liquids, and S&W, excluding free water, corrected to standard temperature and pressure.

         "Handling" means the receipt, storage, blending, Tank-to-Tank, Dock-to-Dock ********** transfer or delivery of Commodities by Statia or any combination of such activities.

         "Handling Plan" means the loading or discharge plan agreed between Statia and a tankship's Master.

         "Handling Program" means the program for Commodity Transfer developed from time to time by Terminal Company in its sole discretion to accommodate, as nearly as possible, the needs of all users of the Terminal.

         "Loading Facilities" means the facilities described in Section 2.1(e) of the Agreement.

         "Net Standard Volume" or "NSV" means the total volume of all petroleum liquids, excluding S&W and Free Water, corrected to standard temperature and pressure.

         "Notice of Readiness" means the advice from the tankship's Master that the tankship under his command has arrived at the designated anchorage area and is in a suitable condition in all respects to commence the discharge or loading of cargo or ballast. A Notice of Readiness will not be deemed to be properly given unless, at the time such notice is given, the tankship is in fact ready in all respects to commence the discharge or loading of cargo or ballast.

         "Operational Date" means (i) the date ********** after a written notice specifying the first such date from Terminal Company to User on which the Additional Facilities, or a portion thereof consisting of **********, and (ii) the subsequent date, if any, upon which the balance of the Additional Facilities become available for Commodity Transfer but not later than: **********; provided however, that unless otherwise specified, the term "Operational Date" shall mean the date on which the Additional Facilities, or the portion referenced above, first become available for Commodity Transfer.

         "Person" means any individual, corporation, company, partnership, joint venture, association, firm, estate, trust or other entity.

         "Permitted Assignee" means any assignee approved pursuant to Article X of this Agreement; any parent, subsidiary, or affiliate of the Terminal Company or the User; or any of the preceding.

         "Physical Inventory" means the volume of Commodities held by the Terminal for User's account including User's non-accessible tank bottoms and pipeline contents as determined by a qualified independent inspector at a specified time.

         "Quarter" means three (3) consecutive months.

         "Receiving Facilities" means the facilities described in Section 2.1(d) of the Agreement.

         "SDWT" means Summer deadweight.

         "Segregated Storage" means a system whereby User's Commodities are stored without other grades of Commodities being stored in the same tank at the same time (except for "bottoms").

         "Services" means the rights and services to be provided by Terminal Company to User and more fully described in Article III of this Agreement.

         "Shipment" means a quantity of commodities handled in the Terminal facilities.

         "Shipping Terms" means the International Rules for the Interpretation of Trade Terms (Incoterms), latest edition.

         **********

         "Sediment and Water" or "S&W" means non-hydrocarbon materials which are entrained in Commodities. Materials may include sand, clay, rust, unidentified particulates and immiscible water.

         **********

         "Tank-to-Tank Transfer" means the transfer of Commodities to or from Dedicated Storage or any third party's storage.


         "Tankship Nomination" means a declaration by the User to Statia of a tankship, the expected date of the tankship's arrival and detailed description of the Commodities to be loaded or discharged as required by Article 6 hereof.

         "Term" means the period of time specified in Article IV of this Agreement.

         "Terminal" means the crude oil and other refined petroleum product storage and transshipment facilities of Terminal Company and subsequent additions thereto, if any, located at St. Eustatius, Netherlands Antilles including, without limitation, land, jetties, moorings, docks, wharves, storage tanks, loading and discharging lines, pumps, and all other facilities necessary or useful in connection with the performance of the Services during the Term.

         "Terminal Company" means Statia Terminals N.V., a corporation incorporated in the Netherlands Antilles.

         "Terminal Loss" means the Book Inventory minus Physical Inventory expressed in Net Standard Volume. Cleaning of tank bottoms or any actual physical loss due to fire, spillage, or any other observable occurrence does not constitute a Terminal Loss.

         "Terminal Regulations" means these regulations consisting of Articles 1 through 18 inclusive as the same may be amended by Terminal Company from time to time at its sole discretion; provided however, that if such amendment adversely affects User in any material way, such amendment shall be subject to approval by User.

         "Throughput Volume" means the volume of Commodities delivered into Dedicated Storage expressed as Net Standard Volume. Dock-to-Dock Transfer, **********, or Tank-to-Tank Transfer volume and Free Water in excess of ********** of the Net Standard Volume delivered in any applicable month shall count as Throughput Volume.

         "Ton" means a long ton of 2,240 pounds.

         "Total Calculated Volume" or "TCV" means the total volume of all petroleum liquids and S&W, corrected to standard temperature and pressure plus all free water measured at observed temperature and pressure, i.e., Gross Standard Volume plus Free Water.

         "Transshipment" means the process whereby Statia (i) receives from User a quantity of Commodities at the Terminal and (ii) delivers the Commodities to the User within seven (7) days after the date of receipt.

         "United States Dollars" or "USD" means lawful currency of the United States of America.

         "User" means ********** and any assignee thereof permitted by Article X of this Agreement.

         "Volume Commitment" means the contractual commitment by the User to the to transship a specified volume of Commodities through the Terminal in a given period.

         "Volume Correction Factor" or "VCF" means the coefficient of expansion for petroleum liquids at a given temperature and density. The product of the petroleum liquid volume, and the volume correction factor, equals the liquid volume at a standard temperature of either 60 degrees F or 15 degrees C.

         "Water (Cuts) Gauge" means the depth of water found above the strike point.

         "Water Finding Paste" means a paste, which when applied to a bob or rule, is capable of indicating the water/commodity interface by a change in color at the cut.

         "Working Day" means Monday through Friday, 0800 hours to 1700 hours (U.S. Eastern Time Zone) per day excluding legal holidays observed by the U.S. Government.

         "Working Inventory" means Physical Inventory excluding non-accessible tank bottoms and pipeline contents.

                                    ARTICLE 3

                    Characteristics and Grades of Commodities

         3.01 Statia reserves the right to refuse to accept any Commodities or class of Commodities which fail to meet the specifications mutually agreed upon by Statia and User.

         3.02 The User shall advise Statia of the quality and quantity of each shipment of Commodities in accordance with Article 6 hereof in terms of S&W, API gravity, sulphur content, and such other specifications as may be reasonably requested by Statia, all in accordance with the time requirements of Article 6 hereof. User acknowledges that Statia shall have an absolute right to rely upon the accuracy of such information, within the limits of repeatability of testing.

         3.03 Except as otherwise specifically agreed in writing between the User and Statia, all Commodities delivered to Statia shall be stored in Dedicated Storage.

         3.04 User expressly assumes full and complete responsibility for the truth and accuracy of the information given pursuant to the provisions of

Section 3.02 above, and User expressly agrees to indemnify and hold Statia harmless from and against any and all liability, claims, demands, costs, expenses and damages incurred or suffered by Statia as a direct or indirect result of any inaccuracies in such information.

         3.05 Statia shall have a right to request and receive samples at its sole expense from each tank of User's tankship prior to accepting delivery of any cargo; provided, however, that Statia's requesting said sample shall not relieve User of its obligations stated in Section 3.04 hereof.

         3.06 Unless other arrangements are made with Statia and User, Statia shall have the right to refuse to accept any cargo having a viscosity in excess of 1,000 centistokes at the observed pumping temperature of the Commodity.

         3.07 Unless other arrangements are made between Statia and User, Statia shall have the right to refuse to accept any cargo having a temperature less than 15 degrees F above the pour point of the Commodity as determined in accordance with ASTM D97-87.

                                    ARTICLE 4

                 Tankship Requirements and Performance Criteria

          4.01 Rated Capabilities. Statia's Terminal and Common Facilities shall be capable of meeting the following performance criteria:

         (a) Berthing of tankships from 20,000 SDWT to 175,000 SDWT and up to 56 feet draft at Berth #1 and 30,000 SDWT to 80,000 SDWT and up to 56 feet draft at Berth #2.

         **********

         (c) Receiving Commodities discharged from tankships (using ship's pumps and ship's power) at rates up to 31,500 barrels per hour at Berth #1 and Berth #2 and ********** and pressures not less than 100 psig nor greater than 175 psig (measured at the tankship's rail).

         (d) Loading Commodities into tankships by gravity or pumping at rates up to the maximum which the tankship can receive but in no event in excess of 30,000 barrels per hour at Berth #1 or Berth #2 or in excess of **********.

         4.02 Tankship Discharging. All Commodities received by Statia from User shall arrive in tankships of not less than 20,000 SDWT. The pumping capacity of all tankships arriving at the Terminal (based upon normal discharge excluding stripping) shall be not less than ********** of its SWDT per hour. Additionally, all ships arriving at the Terminal shall, during discharge, maintain a continuous (average) pressure (measured at ship's rail) of not less than 100 psig.


         4.03 Tankships Loading. The User may nominate tankships from 20,000 to ********** to receive Commodities delivered by Statia provided that the tankship is capable of receiving cargo at a rate of not less than ********** of its SDWT per hour.

         4.04 Nonperformance by Tankships. In the event that the foregoing tankship performance criteria cannot be met due to conditions not within the control of Statia, Statia shall have the right to have the berth vacated, subject to consideration of safety, at no expense to Statia. Furthermore, in the event that any tankship fails to meet the performance criteria on any two occasions, Statia reserves the right to refuse thenceforth to accept such tankship.

                                    ARTICLE 5

                            Principles of Operations

         5.01 The Statia terminal shall operate in accordance with the following principles:

         (a) The provisions of this section shall apply to users utilizing either Dedicated, Segregated or Commingled Storage. While Statia shall be entitled to refuse any Tankship Nomination that interferes with the Handling Program, Statia shall, nevertheless, use its best efforts to accommodate User's request.

         (b) If the User is unable to deliver Commodities to meet the Handling Program, then Statia shall endeavor to reschedule the Shipment; but if it is unable to do so without adversely affecting the Handling Program, then the User shall forfeit the applicable Commodity Transfer.

         5.02 Statia shall carry out the Handling Program of Commodities in accordance with good Handling practices as generally accepted in the terminal business.

         5.03 The User shall be responsible for settling the necessary statutory formalities and the payments of the appropriate duties, if any, and shall indemnify and hold Statia harmless from same.

         5.04 In the case of users using Segregated or Commingled Storage, Statia shall be responsible for and shall pay all costs associated with the cleaning of the storage tanks, unless such cleaning is made necessary by User's failure to comply with the provisions of Section 3.02, in which case, User shall pay all such cleaning costs. In the case of Users utilizing Dedicated Storage, the User shall be responsible for and shall pay for any cleaning requested by User to assure accurate Commodity measurements. All routine tank cleaning for Dedicated Storage associated with scheduled or unscheduled maintenance shall be for the account of Statia.

                                    ARTICLE 6

                      Nomination and Reception of Tankships

         6.01 A User interested in having Statia receive (discharge) or deliver
(load) Commodities shall notify Statia in writing not less than fifteen (15) working days prior to the subject tankship's arrival at the Terminal. Said notice (hereinafter called "Tankship Nomination") shall specify (i) the name of each tankship nominated and its agent, (ii) the five (5) day date range within which User desires to load or discharge Commodities, (iii) the volume of each shipment; and (iv) the specifications of the Commodities to be loaded or discharged.

         6.02 Statia shall have ********** working days after receipt of the Tankship Nomination within which to reject all or a portion of said Tankship Nomination or to suggest modifications thereto. No nomination shall be unreasonably rejected by Statia.

         6.03 In the event that Statia has rejected a Tankship Nomination, User shall have *********** working days after such rejection to make a new Tankship Nomination or to agree to any alteration or modification suggested by Statia in its Notice of Rejection; provided, however, that if Statia does not reject User's new or modified Tankship Nomination within two (2) working days after receipt thereof, then Statia shall be deemed to have accepted said new or modified Tankship Nomination. If User and Statia are unable to agree on a firm Tankship Nomination, Statia may suggest Tankship Nominations to User which meet User's berth requirements.

         6.04 Acceptance of a Tankship Nomination by Statia shall reserve the requested berths for the nominated periods, subject to scheduling adjustments which may be agreed to between the Parties.

         6.05 Not later than seven (7) days prior to the midpoint of each of the five (5) day date ranges of User's accepted Tankship Nomination, User shall narrow the five (5) day date range to a three (3) day date range within which User desires to have its ship loaded or discharged (as the case may be). The three (3) day date range specified by User pursuant to the provisions of this
Section 6.05 shall be wholly within the five (5) day date range specified in the User's Tankship Nomination.

         6.06 User shall have the right to substitute, for a ship previously nominated pursuant to Section 6.01 hereof, another tankship transporting similar quality and quantity of Commodities, provided User gives a three (3) working day advance notice of the substitution to Statia. Any such notice of substitution shall be in writing and shall contain the information required in Section 6.01 hereof. The scheduled arrival date range of any tankship thus substituted shall not, without the written consent of Statia, differ from the latest accepted scheduled date range concerning the tankship for which the substitution is made.

Statia reserves the right to reject such substitute vessel by giving notice of rejection setting forth the reason for such rejection within one (1) working day of receipt of such substitution nomination.

         6.07 User acknowledges and agrees that User is familiar with the layouts and capabilities of the Terminal and Common Facilities. All tankships nominated or substituted by User shall be suitable for loading or discharging at the Terminal without alteration or modification of the Terminal.

         6.08 Handling Plan.

         (a) The discharge or loading shall be executed in accordance with a plan (the "Handling Plan") agreed upon by Statia and the tankship's Master.

         (b) Subject to the provisions of Article 7 hereof, Statia shall, at all times, use its best efforts to permit discharge of the tankship at its maximum pumping rate or, as the case may be, to load the tankship at its maximum receiving rate. However, Statia shall be entitled to interrupt discharging or loading and to have the berth vacated in case of emergency, subject to considerations of safety.

         6.09 Upon completion of the loading of a tankship at the point of loading, User or its agent shall notify Statia in writing of the name of the tankship, the name of the tankship's agent, the temperature, quantity and specifications (as required in Section 3.02 hereof) of cargo loaded on board for discharge at the Terminal and the tankship's estimated time of arrival.

         6.10 User shall arrange for its tankships to report to Statia at least seventy-two (72) hours and again forty-eight (48) hours before arrival, stating the expected date and hour of arrival. Similar notices shall be given at least twenty-four (24) hours in advance of the estimated time of arrival and thereafter for any change of the estimated time of arrival and thereafter for any change over one (1) hour. Any delays getting into berth by reason of Master's failure to supply such reports shall be for User's account. The cost of any delays of tankship getting into berth as a result of Master's failure to supply required notices of arrival shall be for User's account.

         6.11 In scheduling the availability of berths for other Users, Statia shall have the right to rely upon the information contained in the notices given pursuant to the provisions of Sections 6.09 and 6.10 hereof.

         6.12 Upon arrival at the designated anchorage at St. Eustatius, the Master or the tankship's agent shall give Statia notice (Notice of Readiness) by letter, telegram, wireless or telephone, that the tankship is ready, in all respects, to load or discharge Commodities, berth or no berth, and Laytime shall commence six (6) hours after Statia's receipt of such Notice of Readiness; provided, however, that the commencement of laytime before or after the accepted three (3) day date range, as agreed to by Statia pursuant to Section 6.05 hereof, shall be subject to the availability (in tankship's proper turn), of the berth, as provided in Section 7.01.

         6.13 Subject to the provisions of Section 6.12 hereof, when a berth becomes available, Statia shall give the tankship's Master or designated agent a notice to proceed to berth. User's tankship shall not proceed to berth until it has received a notice to proceed to berth from Statia.

         6.14 Statia shall receive the cargoes of the tankships discharging in the User's name. Upon arrival of tankship and prior to the commencement of discharge, samples may be drawn from each of the tankship's cargo, ballast and bunker tanks. The Master shall supply Statia with tankship's cargo manifest, the bill of lading and other documents showing the grade(s) and respective quantities of the cargo. If the shipping documents cannot be delivered to Statia one (1) day prior to the tankship's arrival, the quantity and characteristics of each grade to be discharged shall be communicated to Statia by telex.

         6.15 The completion of discharge or loading shall be determined by a mutually approved independent petroleum inspector in consultation with the tankship's Master and Statia.

                                    ARTICLE 7

                              Laytime and Demurrage

         7.01 For tankships tendering Notice of Readiness to load or discharge before or within the three (3) day date range prescribed in Section 6.05 above, Laytime shall begin, whether or not a berth is available, six (6) hours after Statia's receipt of such Notice of Readiness or 0001 hours on the first day of the three (3) day date range, whichever is later. In the event discharge or loading commences prior to 0001 hours on the first day of the three (3) day date range, Laytime will begin at "All Fast" for loading or discharge. For tankships tendering Notice of Readiness to load or discharge after the expiration of the three (3) day date range specified in Section 6.05 hereof, Laytime shall begin at "All Fast" discharge or loading, as the case may be.

         7.02 The time allowed (Allowed Laytime) to Statia for receiving Commodities from or loading Commodities aboard each tankship shall be thirty-six
(36) hours. In addition to the aforesaid thirty-six (36) hours, any time consumed due to the following shall count as additional Allowed Laytime:

         (a) If, at the time that the tankship tenders its Notice of Readiness, Statia has not received an advance payment for marine services as provided in Section 13.03 hereof, then all time which elapses between (i) Statia's receipt of Notice of Readiness and (ii) Statia's receipt of said payment shall count as Allowed Laytime.

         (b) Delay to tankship in clearing her berth caused by conditions not within Statia's control.


         (c) Tankship's condition, including, without limitation, breakdown of machinery or inability of the tankship to maintain the average hourly discharge rate of its cargo, being ********** of its cargo from time of commencing pumping.

         (d) If berthing or unberthing is delayed or discharging or loading is prohibited and/or interrupted and/or limited due to circumstances for which Statia is not responsible, including but not limited to sea state and adverse weather.

         (e) Interruptions to cargo discharge and/or loading operations while the tankship is taking on or discharging ballast.

         (f) Time consumed awaiting the arrival of User's measurement representatives and/or surveyors and time consumed while said representatives complete their work.

         7.03 The rate of Demurrage to be paid by Statia to User shall be as set forth in User's charter party agreements. For tonnage controlled by the User, the appropriate rate of Demurrage shall be determined by applying the Average Freight Rate Assessment (AFRA) that is appropriate to the size of the tankship concerned (as published by the London Tanker Broker's Panel or any similar generally accepted freight rate assessment, hereafter taking the place of AFRA) and is current on the date of presentation of the Notice of Readiness to discharge or load for tankships arriving within the agreed date range (as set out in Section 6.05) or current on the date of commencement of discharge or loading for tankships tendering Notice of Readiness outside the prescribed date range (as set forth in Section 6.05) to the Demurrage rate for the size of the tankship concerned, as provided in the Worldwide Tanker Nominal Freight Schedule (Worldscale); or, any freight scale issued in replacement thereof.

                                    ARTICLE 8

                                 Berth Occupancy

         8.01 Berth Occupancy shall commence at the time that User's tankship is all fast in the berth and shall end at the time the last line is let go.

         8.02 As berth time, tankships shall be allowed (as Allowed Berth Occupancy):

         (a)      For tankships loading cargoes up to ********** hours.

         (b)      For tankships loading cargoes in excess of ********** hours.

         (c)      For tankships discharging cargoes up to ********** hours.

         (d) For tankships discharging cargoes in excess of ********** hours.


         (e) Deballasting time, equal to or less than ********** hours for cargoes up to ********** loading or discharging and equal to or less than ********** hours for cargoes in excess of ********* loading or discharging, shall not count as berth time.

         8.03 Should the tankship at the berth be nominated by the User, after no more than twelve (12) hours in berth, to perform both discharging and loading operations, without vacating the berth, then the tankship shall pay Statia the lesser of a second dock charge or Excess Berth Occupancy at a rate of **********. Payment of a second dock charge shall allow the tankship the additional hours of Allowed Berth Occupancy pursuant to Section 8.02.

         8.04 If and when (through no fault of Statia) the Berth Occupancy time exceeds Allowed Berth Occupancy referred to in Section 8.02 hereof, the tankship Owner shall pay Statia Excess Berth Occupancy time for every hour (or part thereof) for which the Berth Occupancy time exceeds the Allowed Berth Occupancy time. Such Excess Berth Occupancy payment shall be at a rate of **********.

         8.05 Statia and tankship's Master shall consult prior to the beginning of discharge or loading to determine the estimated unloading or loading time and the time required for the normal ballasting or deballasting. Tankships ballasting at the berth after discharge shall vacate the berth after taking on ballast not exceeding fifteen (15%) percent of the SDWT subject to considerations of safety. Upon completion of loading, the tankship shall vacate the berth, subject again to considerations of safety. In situations in which tankships are awaiting berths, Statia shall be entitled (with the concurrence of the ship's Master) to have tankships vacate the berth immediately after completion of discharge, subject to considerations of safety. Bunkering and the loading of fresh water, stores and provisions may take place during discharge or loading, subject always to considerations of safety.

         8.06 Tankships shall not exceed the Allowed Berth Occupancy time established in Sections 8.02, 8.03 and 8.05 hereof, and, subject to considerations of safety, Statia shall have the right to require that the berth be vacated.

                                    ARTICLE 9

                                 Marine Service

         9.01 Costs of all marine services such as, but not limited to, dock charges, statutory dues, agency fees, towage tariffs, shall be borne by the tankship Owner, but may be guaranteed by the User, at the rates applicable from time to time and shall be paid in advance in accordance with the provisions of
Section 13.03 below.

         9.02 Pilotage to and from the jetty berths is compulsory. Pilotage from sea to the anchorage is not compulsory but is available on request.

         9.03 Tug assistance for mooring and unmooring of tankships is compulsory.

         9.04 Radio communications are via Curacao Radio Statia (PJC) for telegraph and telephone. VHF radio telephone is available direct with Statia on an International Channel: generally Statia maintains a radio watch on Channel 16.

         9.05 The User or tankship Owner shall advise Statia as to which ship's agency is in its employ with its Notice of Tankship Nomination pursuant to
Article 6 hereof.

         9.06 Statia shall have the right, at any time and from time to time, to require tankship Owner to shift its tankships from one safe berth to another or to require tankship Owner to remove the tankship from any berth assigned to it by Statia. Statia shall pay or cause to be paid all expenses incurred as a result of such shifting or removal of the tankship from berth, and time consumed in shifting or removal shall not count as part of the Berth Occupancy time unless such shifting or removal is made necessary by some condition or facilities of the tankship or User or by circumstances within the control of the tankship or User which restrict or prevent discharging or loading so as not to permit completion of such discharging or loading within the number of hours provided for in Section 8.02 hereof, in which case, User shall pay or cause to be paid all expenses incurred as a result of such shifting or removal of tankship from berth, and the time so consumed shall be included as Berth Occupancy time and as additional Allowed Laytime.

         9.07 All tankships using the Terminal and Common Facilities shall maintain the strictest compliance with all fire, safety, environmental protection and other regulations of Statia, as specified by the "Conditions for Use of Terminal Facility" and any local governmental agency. Any fine or act which results from failure to so comply will be the sole responsibility of tankship Owner. Should any tankship fail to remedy any non-compliance with such regulations after being advised of such non-compliance, Statia shall be authorized to refuse berthing and/or terminate the loading or discharge until such non-compliance is remedied, or Statia may, at its sole discretion, order the tankship to vacate the berth.

         9.08 All charges whatsoever for inspection fees, import duty taxes and permits at the Terminal shall be the responsibility of the User. In addition, tankship Owner shall be responsible for any charges attributable to the tankship, including, without limitation, pilots, tugs, line handling boats, light and port duties, dock charges, line handler and agents.

                                   ARTICLE 10

                 Measurement Standards for Quantity and Quality

         10.01 Measurement of quantities of Commodities shall be made by means of meters where provable meters are available or alternatively by manual gauging methods in compliance with the appropriate legal and customs requirements and in accordance with the latest effective edition of API and ASTM standards and procedures. Total quantities measured at observed temperature shall be corrected to the standard temperature of 60 degrees Fahrenheit using the appropriate API/ASTM-IP volume correction tables referenced in Section 10.02 (d) unless infeasible to do so. Automatic tank measuring devices shall not be used to determine the quantity of Commodities transferred unless prior written approval is granted by User for specific transfers. Net quantities shall be calculated by deducting from the total quantities both Free Water and suspended sediment and water (S&W). Whenever possible, both Free Water and S&W shall be determined from analysis of a representative sample taken from an Automatic Sampler. Alternatively, if such a sample is not possible, or it is determined that the sampler did not perform in accordance with API MPMS Chapter 8.2, the Free Water and suspended S&W deduction shall be based on either tankship's or shore tanks' Free Water measurements and analysis of composite samples as appropriate for the methods of transfer described in Article 11.

         10.02   Volume Measurements.

         (a) User may secure the services of an independent petroleum inspector mutually acceptable to User and Statia to determine the quantity and quality of Commodities delivered into and out of the Terminal and for Commodities delivered or received by means of Tank-to-Tank, Dock-to- Dock ********** transfers. A list of mutually acceptable independent petroleum inspectors legally registered to operate on St. Eustatius will be prepared and agreed to by Statia and User annually.
                  **********.

         (b) The User or its representative may be present during the measuring operations. In the event the User secures the services of an independent petroleum inspector, the quantity and quality determinations of said inspector shall be conclusive and binding on both Statia and User absent proof of fraud, willful misconduct or gross negligence. The User shall be entitled at reasonable times to inspect relevant documentation in Statia's custody.

         (c)      All net volume shall be computed in Barrels (to the nearest
                  Barrel).

         (d) Volume adjustment to 60 degrees F shall be in accordance with ASTM-IP Petroleum Measurement Tables **********.

         10.03 The establishment of quantities and qualities shall be carried out in accordance with the following norms and principles:

         (a) If used for Commodity Transfer measurement, meters shall be designed, installed and operated in accordance with API/MPMS Chapters 5.1 through 5.5 and must have the capability of being proved during each commodity Transfer by use of a conventional pipe proving system designed, installed, calibrated and operated in accordance with API/MPMS Chapter 4.1.

         (b) Tanks shall be calibrated for critical measurements as set forth by API Standard 2550/ASTM Designation: D1220.

         (c) If tanks are to be operated in irregular zones, such as floating roof displacement zones and bottoms, the volume of such zones shall be established by liquid calibration in accordance with API Standard 2555/ASTM Designation: D1406.

         (d)      (i)      Gauge tables shall be computed strictly in accordance
                           with API Standard. 2550/ASTM Designation: D1220; and on the basis of field data obtained by the recommended methods and procedures outlined in Sections 10.03 (b) and (c) hereof.

                  (ii) Gauge tables shall be adjusted for the effect of expansion and contraction of tank shells due to liquid heat.

                  (iii) Gauge tables covering floating roof tanks shall include the correction for roof displacement when the density of the oil differs from that at which the tables were computed.

         (e) Manual gauging shall be performed in accordance with API Standard 2545/ASTM Designation: D1085.

         (f) Manual temperature determination shall be performed in accordance with API/MPMS Chapter 7.1. Properly calibrated portable electronic thermometers may be used in accordance with API/MPMS Chapter 7.3.

         (g) Test for API gravity shall be conducted on representative samples of the measured volume in accordance with ASTM
                  Designation: D1298/API Standard: 2547. Observed API gravity shall be reduced to 60 degrees F in accordance with ASTM-IP Petroleum measurement **********.

         (h) Test for suspended S&W content shall be conducted on representative samples of the measured volume in accordance with ASTM Designation: D4377 or D4928 (Water by Karl Fisher) or D4006 (Water by Distillation) and D473 (Sediment by

                  Filtration) as appropriate.

         (i) Test for total sulfur shall be conducted on representative samples of the measure volume in accordance with ASTM
                  Designation: D2622.

         10.04 Samples shall be drawn in accordance with API/MPMS Chapter 8.1, ASTM Designation: D4057 (for Manual Sampling) and API/MPMS Chapter 8.2, ASTM Designation D4177 (for Automatic Sampling), in order to measure characteristics of all Commodities received from or delivered to User or Statia.

         These samples shall be taken as follows:

         (a) For Commodities received by Statia, by means of Automatic Samplers installed in each of the discharge lines near the Receiving Point and manually from delivering shore tanks prior to and after cargo delivery.

         (b) For Commodities delivered by Statia, by means of Automatic Samplers installed in each of the delivery lines near the Delivery Point or manually from the delivering shore tanks prior to and after cargo delivery.

The samples taken shall be sealed and kept at the User's disposal for a period of ninety (90) days. In the event of a dispute regarding the Commodities, samples of the shipment under dispute shall, upon request by User, be retained for a longer period to be agreed upon by Statia and the User. Any dispute concerning quality shall be made known to Statia within sixty (60) days from the date the bill of lading is issued for the shipment or sixty (60) days from receipt of the shipment by Statia.

                                   ARTICLE 11

                           Volume Measuring Procedures

         11.01 The determination of quantities of Commodities shall be in accordance with the following procedures:

         (a) Quantities of Commodities transferred to Statia's tankage from the Receiving Facilities by Tankships:

                  (i) Prior to taking opening meter readings or gauges of receiving shore tanks, all lines to be utilized for the Commodity transfer shall be verified full by line press. Opening tank level gauge measurements and temperatures of Commodities shall be taken prior to unloading the tankship. Additionally, after opening meter readings or tank gauges have been established, line displacement from tankship to shore shall be used to verify line fill and proper pipeline alignment. Prior to and during the line displacement check, samples shall be drawn from the shore pipeline to verify compatibility of the line fill and commodity being transferred. Opening and closing meter readings or tank gauges, Free Water cuts and temperatures of appropriate shore and tankship tanks shall be taken prior to commencement and after completion of Commodity transfer and only after contents of the appropriate shore and tankship tanks have been isolated and the oil surface becomes still. Gauging for Free Water may be performed by the Water Finding Paste method or properly calibrated electronic ullage- interface equipment at the same time that opening and closing measurements are performed.

                  (ii) A sample representative of the Commodities and Free Water transferred to User's Dedicated Storage shall be taken through the use of an Automatic Sampler on the appropriate discharge line and shall be used as the official custody transfer sample. Alternatively, if such a sample is not possible or if it is determined that the Automatic Sampler did not perform in accordance with API/MPMS Chapter 8.2, Free Water transferred shall be the difference between the Free Water measured aboard the tankship before and after discharge and a sample representative of the main cargo parcel transferred shall be taken from each tankship cargo tank and composited in accordance with API/MPMS Chapter 8.1 which shall be the official custody transfer sample. Composite Samples, if necessary, shall be volumetrically proportional to contents of each tank constituting the composite and shall be done only in the laboratory prior to testing.

                  (iii) Duplicate S&W, API gravity and total sulfur determinations shall be performed on the sample of the Commodity. The average of the duplicate tests shall be used provided that the results are within the tolerance limits stipulated by the appropriate standard test.

                  (iv) The Total Calculated Volume, Gross Standard Volume and Net Standard Volume of the Commodities discharged shall be determined from the above information in accordance with Article 10 hereof.

                  (v)      The above data shall be recorded and maintained in

                           Statia's records in accordance with Article 12 hereof.

         (b) Quantities of Commodities transferred from Statia's tankage to the Delivery Facility into Tankships:

                  (i) Prior to taking opening meter readings or gauges of delivering shore tanks, all lines to be utilized for the Commodity Transfer shall be verified full by line press. Opening tank level gauge measurements and temperature of the Commodities shall be taken prior to loading the tankship. Additionally, after opening meter readings or tank gauges have been established, line displacement from shore to tankship shall be used to verify line fill and proper pipeline alignment. Prior to and during the line displacement check, samples shall be drawn from the shore pipeline to verify compatibility of the line fill and Commodity being transferred. Opening and closing meter readings or tank gauges, Free Water cuts and temperatures of appropriate shore tanks and tankship's tank shall be taken prior to commencement of and after completion of Commodity transfer and only after contents of the appropriate shore and tankship tanks have been isolated and the oil surface becomes still. Gauging for free water may be performed by the Water Finding Paste method or by properly calibrated electronic ullage-interface equipment at the same time that opening and closing gauging is performed.

                  (ii) A sample representative of the Commodities and Free Water transferred to User's tankship shall be taken through the use of an Automatic Sampler on the appropriate loading line and shall be used as the official custody transfer sample. Alternatively, if such a sample is not possible or if it is determined that the Automatic Sampler did not perform in accordance with API/MPMS Chapter 8.2, Free Water transferred shall be the difference between the Free Water measured in each shore tank before and after loading and a sample representative of the main cargo parcel transferred shall be taken from each shore tank and composited in accordance with API/MPMS Chapter 8.1 which shall be the official custody transfer sample. Composite Samples, if necessary, shall be volumetrically proportion to contents of each tank constituting the composite and shall be prepared in the laboratory prior to testing.


                  (iii) Duplicate S&W and API Gravity and total sulfur determinations shall be performed on the sample of the Commodity. The average of the duplicate tests shall be used provided that the results are within tolerance limits stipulated by the appropriate standard test.

                  (iv) The Total Calculated Volume, Gross Standard Volume and Net Standard Volume of the Commodities discharged shall be determined from the above information in accordance with Article 10 hereof.

                  (v) The Sampling date shall be recorded and maintained in Statia's records in accordance with Article 12 hereof.

         (c) Measurement of Commodities transferred Tank-to-Tank to or from User's Dedicated Storage shall be in accordance with Section 11.01(b) hereof, whereby measurements and samples taken from delivering shore tanks shall be the basis for quantity and quality determination. Measurements based on receiving shore tanks shall be used only upon written agreement between Statia and the appropriate Users at Statia.

         (d) Measurement of Commodities transferred between tankships at Statia via ********** Dock-to-Dock Transfers shall be determined by the User's independent inspector in accordance with appropriate ********** Sales

                  Agreements. In general, such measurement shall follow procedures in both Sections 11.01(a) and 11.01(b) hereof, whereby measurements and samples from the receiving tankship shall be used as the basis for quantity and quality determination. Measurement based on the delivering tankship shall be used only upon written agreement between the Users. Quantities of Commodities transferred between User's tankships at Statia via ********** Dock-to-Dock Transfers shall not be included as either receipts or deliveries for purposes of determining User's Book Entitlement.

                                   ARTICLE 12

                                Shipment Accounts

         12.01 Shipment accounts shall be kept in Barrels corrected for temperature, S&W, degrees API gravity and total sulphur in accordance with the principles set forth in this Article.

         12.02 When a Shipment has been received, Statia and/or independent inspector, shall prepare a notification of receipt and other documentation necessary for the identification of the incoming Shipment and, in particular, the User's name, the name of the tankship, the berth time, the date of receipt, the shore tank number, the grade or grades of Commodities received and the quantity and quality determined in accordance with Article 10 and Article 11 hereof.

         12.03 When a Shipment has been delivered, Statia and/or independent inspector, shall prepare a notification of delivery and other documentation necessary for the identification of the delivered Shipment and, in particular, the User's name, the name of the tankship, the berth time, the date of receipt, the shore tank number , the grade or grades of Commodities received and the quantity and quality of the Commodities delivered and the quantity and quality determined in accordance with Article 10 and Article 11 hereof.

         12.04 Each Shipment delivered by Statia shall be accompanied by the required shipping documentation, including, but not limited to, the Bill of Lading and Cargo Manifest. The User has the right to approve the Bill of Lading form to be used for all cargoes loaded for affiliates.

         12.05

         (a) Statia shall keep a current account for the User showing the quantity and quality received and quantity and quality delivered by Statia for each grade of the Commodities. The quantity and quality received shall be credited to the User's account while the quantity and quality delivered shall be debited.

         (b) Shipments partially but not completely received or delivered at the end of a month shall be considered as being made in the month completed. A summary of these current accounts shall be sent each month to the User not later than the 15th day of the month following.

         (c) Statia shall advise the User, in accordance with the following provisions, of the stock of Commodities held by Statia on the User's account, such stock holding to be determined by reference to Statia's stock inventory. In the case of the complete evacuation of any particular grade of Commodities, such advise shall be given to the User as soon as possible after the loading of the User's penultimate offtake tankship, and in all other cases, at intervals of not less than one Month.

         (d) The User shall have the right to investigate instances where the stock holding advised by Statia pursuant to subparagraph
                  (c) above differs materially from the stock holding calculated by the deduction of the delivered quantities of each grade from the receipted quantities thereof.


         12.06 Any Bill of Lading accompanying a Shipment "delivered by Statia" shall be subject to the provisions of the "International Convention for the Unification of Certain Rules relating to Bills of Lading (Brussels, August
1924)," which provisions shall be deemed to be incorporated herein, and nothing herein shall be deemed a surrender by Statia of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said provisions. If any term of any Bill of Lading is repugnant to said provisions to any extent, such term shall be void to that extent but no further.

                                   ARTICLE 13

                              Invoices and Payments

         13.01 Payments for Demurrage. Payment for any undisputed tankship Demurrage, pursuant to Article 7, shall be made by Statia to the User within ********** after presentation of invoices.

         13.02 Payment for Excess Berth Occupancy. Payment of any Excess Berth Occupancy pursuant to Article 8 of these Regulations, shall be made by the tankship Owner, to Statia, net upon presentation of invoices. In the event the User guarantees payment of the Excess Berth Occupancy, payment shall be made by User net upon receipt of the corresponding invoice.

         13.03 Payment for Marine Services. Payment for any marine services, pursuant to Article 9 of these Regulations, to be provided by Statia to the tankship shall be paid by the tankship Owner, but may be guaranteed by the User, and received by Statia prior to Statia's allowing the vessel to proceed to berth.

         13.04 Payments for Prevention or Mitigation of Oil Pollution Damage. Payment for any prevention or mitigation of oil pollution damage or pollution damage paid by Statia on behalf of the tankship owner or its designee, pursuant to Article 15, shall be made by the tankship owner to Statia prior to release of vessel.

         13.05 Payments for Other Costs. Payments for any other costs or damages provided for by the Agreement (including these Regulations), but for which payment provisions are not set forth therein, shall be paid by the User to Statia, or vice versa, as the case may be, net upon presentation of invoices.

                                   ARTICLE 14

                                    Blending

         14.01 Blending. From time to time, and as directed by User, Statia shall blend Commodities of User with other Commodities owned by User. The blending ratio shall be supplied to Statia in writing or telex by User.

         14.02 Specifications of Blended Commodities. User acknowledges and agrees that Statia shall have no liability, obligation or responsibility for the quality or specifications of the blended Commodities unless all three of the following conditions are complied with:

         (a) Each of the Commodities to be blended shall have been in storage at Statia for at least twenty-four (24) hours prior to the occurrence of the blending;

         (b) Statia shall have been instructed by the User to conduct sampling, testing and analysis of each of the Commodities to be blended; and

         (c) Statia shall have failed to blend the Commodities in the proportions requested by User in accordance with the good handling practices in the oil industry.

Except as provided in the immediately preceding sentence, User shall protect, indemnify and save Statia harmless of and from any loss, cost, damage, liability or expense arising from any and all claims which may be made against Statia by reason of defects or deficiencies in the quality of blended Commodities redelivered.

                                   ARTICLE 15

                                  Oil Pollution

         15.01 The tankship owner or its designee shall ascertain that all Tankships delivering or receiving Commodities at the Terminal are covered under TOVALOP or a mutually, acceptable substitute thereof. The tankship owner shall be a participant in CRISTAL or a mutually acceptable substitute thereof.

         15.02

         (a) If and when an escape or discharge of Commodities occurs from any tankship at or in the vicinity of the Terminal, and causes or threatens to cause pollution damage, Statia or such party as Statia may designate, at its option upon notice by Statia to the tankship Owner, the tankship Owner's agent and the Master of the tankship, undertake such measures as are reasonably necessary to prevent or mitigate such damage, unless the tankship Owner, its agent or the Master of the tankship promptly undertakes the same to the satisfaction of Statia and any governmental authorities having jurisdiction. Statia shall keep the User, its agent or the Master of the tankship advised of the nature and results of measures taken by it or its designee and, if time permits, the nature of measures intended to be taken. All of the measures actually taken by Statia or its designee shall be deemed taken on the authority of the tankship Owner, the tankship Owner's agent or the Master of the tankship, except to the extent that the initial escape or discharge was caused by Statia; provided, however, that if the tankship Owner, its agent or the Master of the tankship considers that such measures should be discontinued, and any governmental authorities having jurisdiction concur, the tankship Owner, its agent or the Master of the tankship shall so notify Statia, and therefore neither Statia nor its designee shall have any right to continue such measures under the provisions of these Regulations. The entire cost of any cleanup operation shall be borne by the tankship Owner.

         (b) The tankship owner may not permit any tankship to discharge dirty ballast in or near the coastal waters of St. Eustatius.

         (c) The provisions of this article are not in derogation of any other rights which Statia and tankship owner may have under any agreement between the parties or may otherwise have or acquire by law or any international convention.

                                   ARTICLE 16

                               Safety Regulations

         16.01 Statia, the User and all tankship Owners and their agents shall follow good safety practices, including, in particular, but not limited to, those described in the latest edition of the "International Oil Tanks and Terminal Safety Guide (IOTTSG)" as issued by the Institute of Petroleum.

                                   ARTICLE 17

                                    Insurance

         17.01 Commodity Insurance. User, at User's sole cost and expense, shall be responsible for carrying all-risk casualty insurance on all Commodities delivered to the Terminal. **********.

         17.02 Vessel Insurance. User shall carry, or require that the tankship Owner carry, on all vessels utilizing the Terminal the following insurance:

         (a) Protection and Indemnity ("P&I") insurance for Vessel's account through entry of Vessel in one of the International Group of P&I Clubs and hull insurance for the current market value of Vessel, or if Vessel's hull is self-insured, full collision liability insurance shall be included in Owner's P&I insurance coverage.

         (b) As worldwide insurance cover for oil pollution with limits of not less than the maximum on offer through the International Group of P&I Clubs.

                                   ARTICLE 18

                                    Auditing

         18.01 The User, at its cost, may obtain an audit by an independent auditing firm selected by it to determine whether the amounts charged the User are charged in accordance with these Regulations and the Storage and Throughput Agreement between User and Statia, to which these Regulations are an attachment.

                                  ATTACHMENT II

                            Inventory Movement Report
                       Summary for: _______________, 1995

                                               Net Standard Volume-Barrels @ 60F
                                               ---------------------------------

Book Inventory/Book Entitlement
-------------------------------

Receipts

Deliveries

Inventory Build/(Draw)

Opening Inventory (at mm/dd/yy)

Closing Inventory (at mm/dd/yy)

Opening Entitlement (at mm/dd/yy)

This month's Contract Loss **********

Closing Entitlement (at mm/dd/yy)


Physical Inventory/Terminal Loss
--------------------------------

Opening Inventory (at mm\dd\yy)

Inventory Build/(Draw)

Projected Closing

Closing Inventory (at mm\dd\yy)

This Month's Terminal Gain(Loss)

                                               Net Standard Volume-Barrels @ 60F
                                               ---------------------------------

Book Inventory/Book Entitlement
-------------------------------

Working Inventory
-----------------
Unusable Tank Bottoms/Line Fills


Working Inventory (at mm\dd\yy)


Contract Loss vs. Terminal Loss
-------------------------------

Cumulative Contract Loss *********

Cumulative Terminal Loss

Cumulative Terminal Loss
Under/(over) Contract Loss